UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 11, 2005

                           RCG COMPANIES INCORPORATED
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                                1-8662                               23-2265039
    (State or other jurisdiction             (Commission File Number)                     (IRS Employer
          of incorporation)                                                            Identification No.)


            6836 MORRISON BLVD., STE. 200,
               CHARLOTTE, NORTH CAROLINA                                             28211
       (Address of principal executive offices)                                   (Zip Code)


                                 (704) 366-5054
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 10, 2005, RCG Companies Incorporated (the "Registrant") entered into an Agreement and Plan of Merger with Terra Networks Asociadas , S.I., Amadeus Americas, Inc and Avanti Management, Inc. (collectively, the "Shareholders") and OneTravel, Inc. ("OneTravel"), for the acquisition of the 100% of the outstanding capital stock of OneTravel.

The terms of the acquisition provide for a total purchase price of $25.5 million, plus or minus the amount of net working capital (current assets over current liabilities) of OneTravel as of the closing. $2.5 million of the total consideration was paid by the Registrant as a deposit upon signing. $10.5 million of the total consideration, plus or minus the working capital adjustment, will be paid in cash at closing, and the remaining $12.5 million will be paid at closing by the issuance of a six-month, interest-free, convertible promissory note. The note is convertible into common stock of the Registrant at the option of the note-holder. The Registrant is not obligated to issue shares of common stock upon conversion in excess of that number which is permitted under the rules or regulations of the American Stock Exchange or other principal market upon which the Registrant's common stock is traded, subject to shareholder approval. The conversion price per share of common stock of the Registrant will equal the lesser of (a) $2.25, or (b) the price per share of common stock of the Registrant sold, or issuable upon conversion of the debt or preferred equity securities issued by the Registrant, if any, in connection with its financing of the cash payable at the closing of the acquisition, plus twenty-five percent. The Registrant has the right to extend the maturity of the convertible note by up to six months (or five months if the closing of the acquisition is extended by one thirty-day period upon the payment by the Registrant of a $100,000 extension fee) upon payment of an extension fee to the note-holders of $125,000 per each one month extension. The closing of the acquisition is subject to the satisfaction of customary conditions, and is expected to occur within thirty to sixty days.

OneTravel is a privately held provider of online and offline discount travel products and services, offering its customers the ability to search for and book a full range of travel products. OneTravel also has proprietary dynamic packaging search engine technology that allows its customers to customize their own vacations by combining air, hotel and land options.

OneTravel operates a direct-to-consumer business through a variety of Web sites. In addition to OneTravel.com, it operates 11thHour.com, CheapSeats.com and DiscountHotels.com. OneTravel also provides technology solutions and support services that enable other businesses to operate in the online travel arena. Through OneTravel's long-standing partner program, OneTravel has developed turnkey solutions for organizations such as The Travel Channel, Sam's Club and SideStep.

No material relationship exists between the Shareholders or OneTravel and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2005

                                RCG COMPANIES INCORPORATED


                                By: /s/ Michael Pruitt
                                    -------------------------------------
                                    Michael Pruitt
                                    President